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As filed with the Securities and Exchange Commission on March 25, 2004

Registration No. 333-76014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

PACIFIC NORTHWEST BANCORP
(Exact Name of Registrant as Specified in Its Charter)

Washington	91-1691216
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

Sixth and Marquette, Minneapolis, Minnesota 55479
(Address of Principal Executive Offices, including Zip Code)

AMENDED AND RESTATED PACIFIC NORTHWEST
BANCORP SALARY DEFERRAL 401(k) PLAN
(Full Title of the Plan)

James M. Strother
Executive Vice President and General Counsel
Wells Fargo & Company
420 Montgomery Street
San Francisco, California 94163
415-396-1793
(Name, Address and Telephone Number of Agent For Service)

Copies to:

Robert J. Kaukol
Wells Fargo & Company
1700 Lincoln, Suite 1200
Denver, Colorado 80203
303-863-2731

EXPLANATORY NOTE

        This Post-Effective Amendment No. 2 to Form S-8 relates to the Registration Statement on Form S-8 (Registration No. 333-76014) (the "Registration Statement") of Pacific Northwest Bancorp ("Pacific") filed on December 27, 2001, as amended by Post-Effective Amendment No. 1 to Form S-8 filed on January 15, 2002, covering shares of Pacific common stock, and an indeterminate amount of interests, to be offered for sale under the Amended and Restated Pacific Northwest Bancorp Salary Deferral 401(k) Plan (the "Plan"). On October 31, 2003, a wholly owned subsidiary of Wells Fargo & Company ("Wells Fargo") merged into Pacific (the "Merger"), with Pacific surviving the Merger and becoming a wholly owned subsidiary of Wells Fargo. Following the Merger, the Plan was merged into the Wells Fargo & Company 401(k) Plan. Pacific is filing this Post-Effective Amendment No. 2 to Form S-8 to deregister all securities registered under the Registration Statement but unissued as of the date this Post-Effective Amendment No. 2 to Form S-8 is filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, state of Minnesota, on the 25th day of March, 2004.

PACIFIC NORTHWEST BANCORP
/s/ JON R. CAMPBELL Jon R. Campbell President

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Form S-8 has been signed on March 25, 2004 by the following persons in the capacities indicated.

/s/ HOWARD I. ATKINS Howard I. Atkins Director
/s/ JON R. CAMPBELL Jon R. Campbell Director
/s/ JAMES M. STROTHER James M. Strother Director

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EXPLANATORY NOTE
SIGNATURES